UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2012

PAA Natural Gas Storage, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-34722	27-1679071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1500, Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

713-646-4100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 1, 2012, PAA Natural Gas Storage, L.P. (the “Partnership”) and Plains All American Pipeline, L.P. (“PAA”) entered into an amendment (the “Amendment”) to that certain promissory note originally made on February 9, 2011 in connection with a $200 million loan from PAA to the Partnership (the “Original Note”). The Amendment modified the terms of the Original Note by (i) reducing the interest rate from 5.25% per annum to 4.00% per annum and (ii) extending the Scheduled Maturity Date from February 9, 2014 to June 1, 2015. The remaining terms of the Original Note were unchanged. The Partnership’s general partner, as well as the majority of the Partnership’s limited partner interests, is owned by PAA.

The Amendment is filed as Exhibit 10.1 hereto and is incorporated into this report by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1 – First Amendment to Promissory Note dated June 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAA Natural Gas Storage, L.P.

Date: June 7, 2012	By:	PNGS GP LLC, its general partner

	By:	/s/ Richard McGee
Name: Richard McGee
Title: Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	First Amendment to Promissory Note dated June 1, 2012